UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2022

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1881 General George Patton Drive, Suite 107

Franklin, TN 37067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 651-4160

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Quinn Note Purchase Agreement & Quinn Note

On May 5, 2022, the Company entered into a Note Purchase Agreement (the “Quinn Agreement”) by and between the Company and Jeffrey E. Quinn (“Quinn”). Pursuant to the terms of the Quinn Agreement, the Company agreed to issue and sell, and Quinn agreed to purchase, a convertible promissory note in the aggregate principal amount of $10,000 (the “Quinn Note”).

The Quinn Note bears interest at a rate of 12% per annum and matures on October 31, 2022. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

Subject to the terms of the Quinn Note, including a 9.99% equity blocker, Quinn has the right at any time on or after October 26, 2022 and ending on the full repayment of all indebtedness to convert all or any part of the indebtedness into common stock at a conversion price equal to $1.20, subject to adjustment as set forth in the Quinn Note.

If an Event of Default has occurred and is continuing (i) the Quinn may, by notice to the Company, declare all or any portion of the then outstanding principal amount of the Note, together with all accrued and unpaid interest thereon, due and payable, and the Note shall thereupon become, immediately due and payable in cash and (ii) the Quinn shall have the right to pursue any other remedies that the Quinn may have under applicable Law.

The foregoing description of the Quinn Agreement and the Quinn Note does not purport to be complete and is qualified in its entirety by reference to the Quinn Agreement and the Quinn Note, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Savage Note Purchase Agreement & Savage Note

On May 5, 2022, the Company entered into a Note Purchase Agreement (the “Savage Agreement”) by and between the Company, as well as William Savage and Sherry Savage as joint tenants (“Savage”). Pursuant to the terms of the Savage Agreement, the Company agreed to issue and sell, and Mr. Savage agreed to purchase, a convertible promissory note in the aggregate principal amount of $5,000 (the “Savage Note”).

The Savage Note bears interest at a rate of 12% per annum and matures on October 31, 2022. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

Subject to the terms of the Savage Note, including a 9.99% equity blocker, Mr. Savage has the right at any time on or after October 26, 2022 and ending on the full repayment of all indebtedness to convert all or any part of the indebtedness into common stock at a conversion price equal to $1.20, subject to adjustment as set forth in the Savage Note.

If an Event of Default has occurred and is continuing (i) the Mr. Savage may, by notice to the Company, declare all or any portion of the then outstanding principal amount of the Note, together with all accrued and unpaid interest thereon, due and payable, and the Note shall thereupon become, immediately due and payable in cash and (ii) the Mr. Savage shall have the right to pursue any other remedies that the Mr. Savage may have under applicable Law.

The foregoing description of the Savage Agreement and the Savage Note does not purport to be complete and is qualified in its entirety by reference to the Savage Agreement and the Savage Note, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the Quinn Note and Savage Note is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Note Purchase Agreement, dated May 5, 2022, by and between the registrant and Jeffrey E. Quinn.
10.2	Convertible Promissory Note, dated May 5, 2022, issued by the registrant in favor of Jeffrey E. Quinn.
10.3	Note Purchase Agreement, dated May 5, 2022, by and between the registrant, as well as William Savage and Sherry Savage as joint tenants.
10.4	Convertible Promissory Note, dated May 5, 2022, issued by the registrant in favor of William Savage and Sherry Savage as joint tenants.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credex Corporation

Date: May 11, 2022	By:	/s/ Robin McVey
Robin McVey
Chief Executive Officer